Exhibit 99.1

BioDelivery Sciences Hires Head of Manufacturing Operations

RALEIGH, N.C., January 6, 2011 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today the hiring of Steven Dykstra as Senior Vice President of Manufacturing Operations. In this capacity, Mr. Dykstra will lead BDSI’s oversight of all manufacturing operations for the company. Mr. Dykstra will report directly to Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI.

Mr. Dykstra is an accomplished pharmaceutical manufacturing operations executive with over 29 years of experience, a proven ability to successfully direct compliant manufacturing activities, and a demonstrated track record in successfully developing and launching new drugs. Most recently, Mr. Dykstra was Vice President of Manufacturing Operations and a member of the Executive Management Committee at IVX Animal Health/Teva where he provided tactical and strategic leadership for over 200 people at four manufacturing, packaging, and/or distribution facilities. Previously, Mr. Dykstra was the Senior Director of Manufacturing Operations at MGI Pharma where he oversaw production, validation, distribution, and customer service during a time of rapid growth and multiple product approvals. He maintained this responsibility until the company was purchased by Astellas Pharmaceuticals in 2008. Most recently, Mr. Dykstra maintained a consultancy business for clients that have included BDSI, where he gained valuable insight into BDSI’s relationships with its third party manufacturers and their operations.

In commenting on the hiring of Mr. Dykstra, Dr. Sirgo stated, “As our business continues to expand, so has the need to carefully plan for, oversee, and manage our manufacturing needs and requirements in order to meet the current and anticipated worldwide demand for our products and product-candidates such as ONSOLIS, BEMA Buprenorphine, and BEMA Granisetron. Overseeing current contract manufacturing facilities and bringing on and managing new relationships in the future is going to remain a critical part to the overall success of BDSI. We are very pleased to have found someone of Steve’s caliber with such extensive and relevant experience to join BDSI at such an important time in the growth of the company. I am confident that the addition of Steve will help to build our internal expertise and further the capabilities of our supply partners to meet our ongoing and future manufacturing needs.”

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the EU (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com